MANAGED PORTFOLIO SERIES
INVESTMENT ADVISORY AGREEMENT
This AGREEMENT is made effective as of the 19th day of August, 2026, by and between
Managed Portfolio Series, a Delaware statutory trust (the “Trust”), and Tuttle Capital Management,
LLC, a Delaware limited liability company (the “Adviser”).
WHEREAS, the Adviser is registered as an investment adviser under the Investment
Advisers Act of 1940, as amended (the “Advisers Act”), and engages in the business of providing investment management services; and
WHEREAS, the Trust is registered with the U.S. Securities and Exchange Commission (the
“SEC”) as an open-end investment company under the Investment Company Act of 1940, as amended (the “1940 Act”) and consists of several separate series of shares, each having separate assets and liabilities, its own investment objectives and policies, and which is authorized to create additional series in the future; and
WHEREAS, the Trust desires to retain the Adviser to provide investment advisory services to those Trust series listed in Schedule A (each a “Fund”) on or after the date of this Agreement and the Adviser is willing to render such services, subject to supervision and direction of the Trust’s
Board of Trustees (the “Board”) and the terms and conditions set forth in this Agreement;
NOW, THEREFORE, the parties hereby agree as follows:
1.APPOINTMENT OF ADVISER
The Trust hereby appoints, and the Adviser hereby accepts the appointment, to act as investment adviser to each Fund, subject to the supervision and direction of the Board, on the terms herein set forth and for the compensation herein provided. In connection with this appointment:
(a)Delivery of Trust Documentation. The Trust shall deliver to the Adviser copies of:
(i) the Trust’s Agreement and Declaration of Trust and Bylaws, as may be amended from time to time (collectively, “Organic Documents”); (ii) each Fund’s prospectus and statement of additional information as may be amended from time to time (collectively, as currently in effect
(“Prospectuses”)); and (iii) all Trust policies and procedures relevant to a Fund as may be amended from time to time (collectively, “Trust Procedures”). The Trust shall cause all service providers to the Trust to furnish information to the Adviser and to assist the Adviser as may be reasonably required and shall ensure that the Adviser has reasonable access to all relevant records and documents maintained by the Trust or any service provider to the Trust.
(b)Independent Contractor. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or be deemed an agent of a Fund.
(c)The Adviser’s Representations. The Adviser represents, warrants and agrees that:
(i)It has all requisite power and authority to enter into and perform its obligations under this Agreement, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement;

(ii)It is registered as an investment adviser under the Advisers Act and will continue to be so registered during the term of this Agreement;
(iii)It has adopted and implemented a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act (the “Code of Ethics”) and, if it has not already done so, will provide the Trust with a copy of such Code of Ethics and any amendments thereto;
(iv)It has adopted and implemented written policies and procedures, as required by
Rule 206(4)-7 under the Advisers Act, which are reasonably designed to prevent violations of federal securities laws by the Adviser, its employees, officers, and agents (“Compliance
Procedures”) and, if it has not already done so, will provide the Trust with a copy of the
Compliance Procedures and any amendments thereto;
(v)It has delivered to the Trust copies of its Form ADV as most recently filed with the SEC and will provide the Trust with a copy of any future filings of Form ADV or any amendments thereto;
(vi)It is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement and will promptly notify the Trust of the occurrence of any event that would disqualify the Adviser from serving as an investment adviser to a Fund pursuant to Section 9(a) of the 1940 Act or other applicable law, rule or regulation;
(vii)It has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any self-regulatory agency, necessary to be met by the Adviser in order to perform its services contemplated by this Agreement; and
(viii)This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the Adviser, enforceable against the Adviser in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.
(d)The Trust’s Representations. The Trust represents, warrants and agrees that:
(i)This Agreement has been duly authorized by appropriate action of the Trust and its shareholders to the extent required under the 1940 Act; and
(ii)It has received a copy of Part 2A of the Adviser’s Form ADV as is currently in effect as of the date of this Agreement.
Plenary authority of the Board of Trustees. The Adviser acknowledges that each Fund operates as a series of the Trust under the supervision and direction of the Board.
2.PROVISION OF INVESTMENT ADVISORY SERVICES
Subject to the delegation of any of the following duties to one or more persons permitted by
Section 19 of this Agreement, the Adviser shall render the following services to the Trust:

(a)The Adviser shall assume all investment duties and have full discretionary power and authority with respect to investment of the assets of each Fund. Without limiting the generality of the foregoing, the Adviser shall, with respect to the assets of each Fund: (i) obtain and evaluate such information and advice relating to the economy, securities markets and securities as it deems necessary or useful to discharge its duties hereunder; (ii) continuously invest the assets in a manner consistent with the Organic Documents, Prospectuses, other written guidelines or restrictions, as may be amended from time to time, agreed upon in writing by the Trust and the Adviser which guidelines and restrictions shall not be inconsistent with the Prospectuses (“Written Guidelines”), and the Trust
Procedures, as may be provided to the Adviser consistent with Section 1(a)(i) of this Agreement; (iii)
determine the securities to be purchased, sold or otherwise disposed of and the timing of such purchases, sales and dispositions; (iv) vote all proxies for securities and exercise all other voting rights with respect to such securities in accordance with the Adviser’s written proxy voting policies and procedures; (v) maintain the books and records required to be maintained by the Fund under the
1940 Act with respect to portfolio transactions effected pursuant to this Agreement; (vi) promptly issue settlement instructions to custodians designated by the Trust; (vii) evaluate the credit worthiness of securities dealers, banks and other entities with which the Fund may engage in repurchase agreements and monitor the status of such agreements; and (viii) take such further action, including the placing of purchase and sale orders and the selection of broker-dealers to execute such orders on behalf of the Fund, as the Adviser shall deem necessary or appropriate, in its sole discretion, to carry out its duties under this Agreement.
(b)The Adviser shall also furnish to or place at the disposal of the Trust such information, evaluations, analyses and opinions formulated or obtained by the Adviser in the discharge of its duties, as the Trust may, from time to time, reasonably request.
(c)The Adviser agrees, that in performing its duties hereunder, it will comply, in all material respects, with (i) the 1940 Act, the Advisers Act and all rules and regulations promulgated thereunder; (ii) all other federal and state laws and regulations applicable to the Adviser; (iii)
applicable provisions of the Internal Revenue Code of 1986, as amended; and (iv) the provisions of the Organic Documents.
The Adviser shall keep accurate and detailed records concerning its services under this
Agreement, including all records required to be maintained by the 1940 Act and the rules thereunder
(other than those records being maintained by the Trust or the Fund’s other service providers), and all such records shall be open to inspection at all reasonable times by the Trust and any appropriate regulatory authorities. The Adviser shall provide to the Trust copies of any and all documentation relating to each Fund’s transactions upon reasonable request. The Adviser agrees that all records which it maintains for each Fund are the property of the Fund and it further agrees to surrender promptly to the Fund copies of any such records upon the Fund’s request, provided that the Adviser shall be entitled to keep copies of any such records.
(d)The Adviser agrees to serve as each Fund’s valuation designee consistent with Rule
2a-5 under the 1940 Act and, in that capacity, shall be responsible for determining, as and when needed, fair value for the Fund’s investments and otherwise complying with the requirements of Rule
2a-5.
(e)From time to time at the request of the Trust, the Adviser will (i) meet, either in person or via teleconference, with such other persons as the Trust may designate, including the
Board, on reasonable notice and at reasonable times and locations, to discuss general economic conditions, performance, investment strategy and other matters relating to each Fund; and/or (ii)
provide written materials to the Trust , including the Board, on reasonable notice, discussing general economic conditions, performance, investment strategy and other matters relating to each Fund.
(f)The Adviser shall be responsible for filing any required reports on its behalf with the
SEC pursuant to Section 13(f) of the Securities Exchange Act of 1934 (the “1934 Act”) and the
rules and regulations thereunder.
(g)To the extent reasonably requested by the Trust, the Adviser will use its best efforts to assist the Trust in connection with the Trust’s compliance with the Federal securities laws, as such term is defined in Rule 38a-1 under the 1940 Act, (“Federal Securities Laws”), including, without limitation, providing the Chief Compliance Officer of the Trust with: (i) Compliance Procedures, as may be amended from time to time (including prompt notice of any material changes thereto); (ii) a summary of the Compliance Procedures in connection with the annual review thereof by the Trust;
(iii) upon request, a certificate of the chief compliance officer of the Adviser to the effect that the policies and procedures of the Adviser are reasonably designed to prevent violation of the Federal
Securities Laws; (iv) direct access to the Adviser’s chief compliance officer, as reasonably requested by the Chief Compliance Officer of the Trust; (v) a completed quarterly informational questionnaire regarding the Adviser’s compliance program; and (vi) quarterly certifications indicating whether there were Material Compliance Matters (as that term is defined by Rule 38a-1) that arose under the compliance policies and procedures of the Trust and/or Compliance Procedures in such detail as may be reasonably requested by the Chief Compliance Officer of the Trust.
(h)Except as permitted by the Trust Procedures, the Adviser will not disclose but shall treat confidentially all information in respect of the investments of each Fund, including, without limitation, the identification and market value or other pricing information of any and all portfolio securities or other financial instruments held by the Fund, and any and all trades of portfolio securities or other transactions effected for the Fund (including past, pending and proposed trades).
(i)The Trust or its agent will provide timely information to the Adviser regarding such matters as inflows to and outflows from each Fund and the cash requirements of, and cash available for investment in each Fund. The Trust or each Fund’s custodian (the “Custodian”) will timely provide the Adviser with copies of monthly accounting statements for each Fund, and such other information as may be reasonably necessary or appropriate in order for the Adviser to perform its responsibilities hereunder.
(j)The Adviser shall not consult with any other investment adviser (other than affiliated person of the Adviser) of any other series of the Trust concerning portfolio transactions for a Fund or any other series of the Trust.
(m)  The Adviser shall maintain errors and omissions insurance in an amount at least equal to that disclosed to the Board in connection with the approval of this Agreement pursuant to
Section 7 of this Agreement.
3.BROKERAGE
The Adviser is responsible for decisions to buy and sell securities for each Fund, for broker-
dealer selection, and for negotiation of brokerage commission rates, provided that the Adviser shall not direct an order to an affiliated person of the Adviser without general prior authorization to use such affiliated broker or dealer from the Trust’s Chief Compliance Officer. The Adviser’s primary consideration in effecting a securities transaction will be to seek best execution. In selecting broker-
dealers to execute transactions, the Adviser may take the following, among other things, into consideration: the best net price available; the reliability, integrity and financial condition of the broker-dealer; the size of and the difficulty in executing the order; and the value of the expected contribution of the broker-dealer to the investment performance of a Fund on a continuing basis. The execution price of a transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified by other aspects of the execution services offered.
Subject to such policies as the Board may determine and consistent with Section 28(e) of the
1934 Act, the Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused a Fund to pay a broker or dealer that provides (directly or indirectly) brokerage or research services to the Adviser an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Adviser’s overall responsibilities with respect to a Fund and to other clients of the
Adviser as to which the Adviser exercises investment discretion. Subject to the same policies and legal provisions, the Adviser is further authorized to allocate the orders placed by it on behalf of a
Fund to such brokers or dealers who also provide research or statistical material, or other services to the Trust, the Adviser or any affiliated person of either. Such allocation shall be in such amounts and proportions as the Adviser shall determine, and the Adviser shall report on such allocations regularly to the Trust, indicating the broker-dealers to whom such allocations have been made and the basis therefor.
On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of a Fund as well as of other clients, the Adviser, to the extent permitted by applicable laws and regulations, may aggregate the securities to be so purchased or sold in order to obtain the most favorable price or lower brokerage commissions and the most efficient execution. In such event, the allocation of the securities so purchased or sold, as well as the expense incurred in the transaction, will be made by the Adviser in the manner it considers to be equitable and consistent with its fiduciary obligations to a Fund and to such other clients.
The Trust authorizes and empowers the Adviser to open and maintain trading accounts in the name of a Fund and to execute for the Fund as its agent and attorney-in-fact standard institutional customer agreements with such broker or brokers as the Adviser shall select as provided herein. The
Adviser shall cause all securities and other property purchased or sold for a Fund to be settled at the place of business of the Custodian or as the Custodian shall direct. All securities and other property of a Fund shall remain in the direct or indirect custody of the Custodian except as otherwise authorized by the Board.
The Adviser further shall have the authority to instruct the Custodian to pay cash for securities and other property delivered to the Custodian for a Fund and deliver securities and other property against payment for the Fund, and such other authority granted by the Trust from time to time. The Adviser shall not have authority to cause the Custodian to deliver securities and other property or pay cash to the Adviser except as expressly provided herein.

4.ALLOCATION OF EXPENSES
(a)The Adviser agrees to pay all expenses of each Fund, except for: (i) brokerage expenses and other fees, charges, taxes, levies or expenses (such as stamp taxes) incurred in connection with the execution of portfolio transactions or in connection with creation and redemption transactions (including without limitation any fees, charges, taxes, levies or expenses related to the purchase or sale of an amount of any currency, or the patriation or repatriation of any security or other asset, related to the execution of portfolio transactions or any creation or redemption transactions); (ii) legal fees or expenses in connection with any arbitration, litigation or pending or threatened arbitration or litigation, including any settlements in connection therewith; (iii)
extraordinary expenses (in each case as determined by a majority of the independent trustees); (iv)
distribution fees and expenses paid by a Fund under any distribution plan adopted pursuant to Rule
12b-1 under the 1940 Act; (v) interest and taxes of any kind or nature (including, but not limited to, income, excise, transfer and withholding taxes); (vi) any fees and expense related to the provision of securities lending services; (vii) the advisory fee payable to the Adviser hereunder; and (viii) all costs incurred in connection with shareholder meeting and all proxy solicitations (except for such shareholder meetings and proxy solicitations related to: (i) changes to this Agreement, (ii) changes in control at the Adviser or a Sub-Adviser, (iii) the election of any Board member who is an
“interested person” of the Adviser (as that term is defined under Section 2(a)(19) of the 1940 Act),
(iv) matters initiated by the Adviser, or (v) any other matters that directly benefit the Adviser), and
(vii) the advisory fee payable to the Adviser hereunder. The internal expenses of pooled investment vehicles in which a Fund may invest (acquired fund fees and expenses) are not expenses of a Fund and are not paid by the Adviser. The payment or assumption by the Adviser of any expense of a Fund that the Adviser is not required by this Agreement to pay or assume shall not obligate the Adviser to pay or assume the same or any similar expense of the Fund on any subsequent occasion.
5.INVESTMENT ADVISORY FEES
(a)The Fund agrees to pay to the Adviser and the Adviser agrees to accept as full compensation for all services rendered by the Adviser pursuant to this Agreement, a fee accrued daily and paid monthly in arrears, within fifteen business days after the last day of each month, at an annual rate listed in Appendix A with respect to the Fund’s average daily net assets. For any period less than a month during which this Agreement is in effect, the fee shall be prorated according to the proportion which such period bears to a full month of 28, 29, 30 or 31 days, as the case may be. The fee payable to the Adviser under this Agreement will be reduced to the extent required by any expense limitation agreement. The Adviser may voluntarily absorb certain Fund expenses.
(b)The Adviser voluntarily may reduce any portion of the compensation due to it pursuant to this Agreement. Any such reduction shall be applicable only to such specific reduction and shall not constitute an agreement to reduce any future compensation due to the Adviser hereunder. Any such reduction will be agreed to prior to accrual of the fee and will be estimated daily and reconciled on a monthly basis.
6.LIABILITY; STANDARD OF CARE
(a)The Adviser shall have responsibility for the accuracy and completeness (and liability for the lack thereof) of any information with respect to the Adviser, its personnel or a Fund’s strategies providing in writing to the Trust for inclusion in the Fund’s offering materials (including the
Prospectus and advertising and sales materials).

(b)The Adviser shall act at all times in the best interests of each Fund and shall discharge its duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of a similar enterprise. The Adviser shall not be liable to the Trust, a Fund, or a Fund’s shareholders for any action or inaction of the Adviser relating to any event whatsoever in the absence of bad faith, willful misfeasance or negligence in the performance of or the reckless disregard of the Adviser’s duties or obligations under this Agreement. Notwithstanding the foregoing, federal securities laws and certain state laws impose liabilities under certain circumstances on persons who have acted in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any rights which the Trust, a Fund or any shareholder of the Fund may have under federal securities laws or state laws.
(c)In no event shall the Adviser be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control including, without limitation, acts of civil or military authority, national emergencies, labor difficulties (other than those related to the Adviser’s employees), fire, mechanical breakdowns, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.
(d)The Adviser, its affiliated persons, agents and employees, shall not be liable to the
Trust or a Fund for failure to act or any action taken in good faith reliance upon:
(i)The Fund’s directions to the Custodian, or brokers, dealers or others with respect to the making, retention or sale of any investment or reinvestment hereunder; or
(ii)Acts or omissions of the Custodian or a Fund, their respective affiliated persons, agents or employees.
(e)No party to this Agreement shall be liable to another party for consequential damages under any provision of this Agreement.
(f)The Adviser shall not be deemed by virtue of this Agreement to have made any representation or warranty that any level of investment performance or level of investment results will be achieved.
(g)The Adviser shall indemnify and hold harmless the Trust and all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act) and all controlling persons (as described in Section 15 of the 1933 Act) (any such person, an “Indemnified Party”) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses)
by reason of or arising out of the Adviser’s willful misfeasance, bad faith or negligence in the performance of its duties hereunder or its reckless disregard of its obligations and duties under this
Agreement. Notwithstanding the foregoing, indemnification shall not be paid hereunder with respect to any matter to the extent to which the loss, liability, claim, damage, or expense was caused by the
Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of duties hereunder or reckless disregard of obligations and duties under this Agreement.
If indemnification is to be sought hereunder, then the Indemnified Party shall promptly notify the Indemnifying Party of the assertion of any claim or the commencement of any action or proceeding in respect thereof and will keep the Indemnifying Party advised with respect to all developments concerning such claim, action or proceeding; provided, however, that the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may otherwise have to the Indemnified Party provided such failure shall not affect in a material adverse manner the position of the Indemnifying Party or the Indemnified Party with respect to such claim.
Following such notification, the Indemnifying Party may elect in writing to assume the defense of such action or proceeding and, upon such election, it shall not be liable for any legal costs incurred by the Indemnified Party (other than reasonable costs of investigation previously incurred) in connection therewith, unless (i) the Indemnifying Party has failed to provide counsel reasonably satisfactory to the
Indemnified Party in a timely manner or (ii) counsel which has been provided by the Indemnifying
Party reasonably determines that its representation of the Indemnified Party would present it with a conflict of interest. Notwithstanding the foregoing, the Indemnified Party shall be entitled to employ separate counsel at its own expense and, in such event, the Indemnified Party may participate in such defense as it deems necessary. The Indemnified Party shall in no case confess any claim or make any compromise in any case in which the Indemnifying Party may be required to indemnify it except with the Indemnifying Party’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed; notwithstanding this Section 6 hereof, in the event the Indemnified Party has not secured such consent, the Indemnifying Party will have no obligation to indemnify the Indemnified Party.
Upon request and at the Indemnifying Party’s expense, the Indemnified Party shall provide reasonable assistance to the Indemnifying Party so that the Indemnifying Party can defend against such claim, action or proceeding.
(h)The provisions of Sections 6(g) and (h) shall not apply in any action where the
Indemnified Party is the party adverse, or one of the parties adverse, to the other party.
7.TERM AND TERMINATION OF THIS AGREEMENT; NO ASSIGNMENT
(a)This Agreement shall become effective with respect to a Fund immediately upon the latter of approval by a majority of the Trust’s Trustees who are not interested persons (as defined in the 1940 Act) and, if required by applicable law, by a vote of a majority of the outstanding voting securities of a Fund. The Agreement shall, unless terminated as hereinafter provided, continue in effect for a period of two (2) years from the date of effectiveness with respect to a Fund. This
Agreement shall continue in effect thereafter for additional periods not exceeding one (1) year so long as such continuation is approved for a Fund at least annually by (i) the Board or by the vote of a majority of the outstanding voting securities of the Fund and (ii) the vote of a majority of the
Trustees of the Trust who are not parties to this Agreement nor interested persons thereof, cast in person at a meeting called for the purpose of voting on such approval. The terms “majority of the outstanding voting securities” and “interested persons” shall have the meanings as set forth in the
1940 Act.
(b)This Agreement may be terminated (i) by the Trust on behalf of a Fund at any time without payment of any penalty, by the Board, or by vote of a majority of the outstanding voting securities of the Fund, and (ii) by the Adviser upon one hundred twenty (120) days’ written notice to the Fund. In the event of a termination, the Adviser shall cooperate in the orderly transfer of a Fund’s affairs and, at the request of the Board, transfer any and all books and records of the Fund maintained by the Adviser on behalf of the Fund.
This Agreement shall terminate automatically in the event of any transfer or assignment thereof, as defined in the 1940 Act.

8.SERVICES NOT EXCLUSIVE
The services of the Adviser to a Fund are not to be deemed exclusive and it shall be free to render similar services to others so long as its services hereunder are not impaired thereby. It is specifically understood that directors, officers and employees of the Adviser and of its subsidiaries and affiliated persons may continue to engage in providing portfolio management services and advice to other investment advisory clients. The Trust agrees that Adviser may give advice and take action in the performance of its duties with respect to any of its other clients which may differ from advice given or the timing or nature of action taken with respect to a Fund. Nothing in this Agreement shall be deemed to require Adviser, its principals, affiliated persons , agents or employees to purchase or sell for any Fund any security which it or they may purchase or sell for its or their own account or for the account of any other client.
9.NO SHORTING; NO BORROWING
The Adviser agrees that neither it nor any of its officers or employees shall take any short position in the shares of the Fund. This prohibition shall not prevent the purchase of such shares by any of the officers or employees of the Adviser or any trust, pension, profit-sharing or other benefit plan for such persons or affiliated persons thereof, at a price not less than the net asset value thereof at the time of purchase, as allowed pursuant to rules promulgated under the 1940 Act. The Adviser agrees that neither it nor any of its officers or employees shall borrow from a Fund or pledge or use the Fund’s assets in connection with any borrowing not directly for the Fund’s benefit.
10.AMENDMENT
No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by all parties and approved by the Trust in the manner set forth in Section 7(a).
11.CONFIDENTIALITY
(a)“Confidential Information” as used in this agreement shall mean and include all tangible and intangible information and materials being disclosed in connection with this Agreement by one of the Parties (“Disclosing Party”) to the other Party (“Receiving Party”), in any form or medium (and without regard to whether the information is owned by a Party or by a third party), that satisfy at least one of the following criteria:
(i)Information related to the Disclosing Party’s, its affiliated persons’ or its third party licensors or vendors’ trade secrets, customers/shareholders, business plans, strategies, forecasts or forecast assumptions, operations, methods of doing business, records, finances, assets, intellectual property rights, technology, software, systems data or other proprietary or confidential business or technical information;
(ii)Information designated as confidential in writing by the Disclosing Party or information that the Receiving Party should reasonably know to be information that is of a confidential or proprietary nature;
(iii)any information derived from, or developed by reference to or use of, any information described in the preceding clauses (i) and (ii); or provided, however, that notwithstanding the foregoing, the following shall not be considered Confidential
Information: (A) information that is disclosed to the Receiving Party by a third person who has a right to make such disclosure without any obligation of confidentiality; (B)
information that is or becomes publicly known without violation of this Agreement by the
Receiving Party; or (C) information that is independently developed by the Receiving Party or its employees or affiliated persons without reference to the Disclosing Party’s information.
(iv)Shareholder Records (as defined below);
(b)Except as expressly provided otherwise herein, each Party shall, during the term of this Agreement: (i) use a level of care no less rigorous than that taken to protect its own Confidential
Information of a similar nature (but in no event less than a reasonable level of care) to keep confidential, and to prevent any unauthorized disclosure of, any Confidential Information of the other
Party, (ii) use such Confidential Information only in connection with this Agreement, (iii) not make any commercial use of such Confidential Information for the benefit of itself or any third party beyond the scope of this Agreement, and (iv) except where required by law, order, or demand of any governmental or regulatory authority or as permitted by this Agreement, not make any such
Confidential Information, or parts thereof, available to any third party. If either Party receives a request or demand from a third party to inspect any documents or other hard or electronic materials containing Confidential Information, the Party receiving such a request or demand will endeavor to notify the other Party and to secure instructions from that Party or an authorized person of that Party.
(c)Each Party shall reproduce the other Party’s Confidential Information only to the extent necessary to permit it to meet its obligations under this Agreement, and shall notify the other
Party promptly if the other Party’s Confidential Information is disclosed in violation of the provisions of this Agreement or is otherwise lost or unaccounted for. Adviser shall have the right, however, to disclose such Confidential Information to its and its affiliated persons’ respective employees, officers, directors, partners, advisers, attorneys, consultants, vendors and third party service providers who have a need to know such information in connection with Adviser’s performance of its obligations under this Agreement.
(e) The Adviser acknowledges that certain information regarding the Trust’s shareholders made available by the Trust to Adviser or otherwise maintained by Adviser under this
Agreement (“Shareholder Information”) may be deemed nonpublic personal information under the
Gramm-Leach-Bliley Act, Regulation S-P, and other applicable privacy Laws (collectively, “Privacy
Laws”). Adviser agrees: (i) not to disclose or use such information except as required to carry out its duties under the Agreement or as otherwise permitted by law in the ordinary course of business; (ii)
to establish and maintain reasonable physical, electronic and procedural safeguards to protect such information; and (iii) to cooperate with Trust and provide reasonable assistance in ensuring compliance with such Privacy Laws with respect to accountholders to the extent applicable to either or both of the parties.
12.USE OF ADVISER’S NAME
Adviser hereby consents to the royalty-free use by a Fund with the Adviser’s name as part of the Fund’s name or any reasonable derivation thereof (the “Name”) and consents to the royalty-free use of the
Adviser’s related logo and any such marks or symbols which may arise hereafter (the “Mark”) during the term of this Agreement. The Trust acknowledges that any rights in or to the Name or the Mark are, and under any and all circumstances shall continue to be, the sole property of the Adviser. The Adviser shall have the right to resolve any concerns regarding copyright, trademark or patent infringement with respect to a Fund’s use of the Name or the Mark as the Adviser shall so determine.
It is understood and hereby agreed that the name “Managed Portfolio Series” or “MPS” is the property of the Trust for copyrights and all other purposes. The Adviser undertakes and agrees that, in the event that the Adviser shall cease to act as investment adviser to a Fund, the Adviser shall promptly take all necessary and appropriate action to discontinue the use of the Trust’s name and will further refrain from using the Trust’s name; provided, however, that the Adviser may continue to use the Trust’s name for the sole purpose of identifying the Trust as an account formerly managed by the Adviser or as otherwise consented to by the Trust in writing prior to such use.
It is additionally understood and hereby agreed that the name of each Fund set forth in
Schedule A or any reasonable derivation of the same, is the property of the Adviser for copyright and all other purposes. The Name and the Mark may be used from time to time in other connections and for other purposes by the Adviser, and its affiliated persons and including with respect to other investment companies that have obtained consent to use of the Name or the Mark. The Trust understands and agrees that, in the event that the Adviser shall cease to act as investment adviser to a Fund, the Trust shall promptly take all necessary and appropriate action to discontinue use of the
Name and the Mark and will further refrain from using the Name and the Mark; provided, however, that the Trust may continue to use the Name and the Mark for the sole purpose of identifying the
Trust as an account formerly managed by the Adviser or as otherwise consented to by the Adviser in writing prior to such use.
13.ANTI-MONEY LAUNDERING COMPLIANCE
The Adviser acknowledges that, in compliance with the Bank Secrecy Act, as amended, the
USA PATRIOT Act, and any implementing regulations thereunder (together, “AML Laws”), the
Trust has adopted an Anti-Money Laundering Policy. The Adviser agrees to cooperate with the Trust in connection with the Trust’s compliance with the Trust’s Anti-Money Laundering Policy and the
AML Laws by providing the Trust and/or each Fund’s administrator such reports, certifications and contractual assurances as may be reasonably requested upon reasonable notice by the Trust in order for the Trust and each Fund’s administrator to fulfill its obligations under the AML Laws provided that nothing herein shall impose any obligation on the Adviser to provide any reports, certifications or assurances with respect to the beneficial owners of the Trust. The Trust may disclose information regarding the Adviser to governmental and/or regulatory or self-regulatory authorities to the extent required by applicable law or regulation and may file reports with such authorities as may be required by applicable law or regulation.
14.CERTIFICATIONS; DISCLOSURE CONTROLS AND PROCEDURES
The Adviser acknowledges that, in compliance with the Sarbanes-Oxley Act of 2002 (the
“Sarbanes-Oxley Act”), and the implementing regulations promulgated thereunder, the Trust and each Fund are required to make certain certifications and have adopted disclosure controls and procedures. To the extent reasonably requested by the Trust, the Adviser agrees to use its commercially reasonable efforts to assist the Trust and each Fund in complying with the Sarbanes-
Oxley Act and implementing the Trust’s disclosure controls and procedures. The Adviser agrees to inform the Trust of any material development related to the services it provides to a Fund that the

Adviser reasonably believes is relevant to the Fund’s certification obligations under the Sarbanes-
Oxley Act.
15.NOTIFICATION
The Adviser agrees that it will provide prompt notice to the Trust about material changes in
(i) the employment status of the CEO, CIO, CCO, or other senior management; (ii) any named portfolio managers in a Fund’s regulatory documents or other key investment management personnel involved in the management of a Fund, (iii) the investment process used to manage the Fund, or (iv)
the operations or ownership of the Adviser.
16.NOTICES
Notices and other communications required or permitted under this Agreement shall be in writing, shall be deemed to be effectively delivered when actually received, and may be delivered by
U.S. mail (first class, postage prepaid), by facsimile transmission, by hand or by commercial overnight delivery service, addressed as follows:
ADVISER:Tuttle Capital Management, LLC
155 Lockwood Road
Riverside, CT 06878
Attn: Matthew Tuttle, CEO, CIO
Email: mtuttle@tuttlecap.com
FUND:Managed Portfolio Series
on behalf of the Tuttle Funds
777 East Wisconsin Avenue, 10th Floor
Milwaukee, WI 53202
Attn: Brian R. Wiedmeyer
Email: brian.wiedmeyer@usbank.com
17.GOVERNING LAW
This Agreement shall be governed by, and construed in accordance with, the laws of the
State of Delaware without giving effect to the conflict of laws principles thereof; provided that nothing herein shall be construed to preempt, or to be inconsistent with, any federal law, regulation or rule, including the 1940 Act and the Advisers Act and any rules and regulations promulgated thereunder.
18.ASSIGNMENT
This Agreement may not be assigned by any party, either in whole or in part, without the prior written consent of each other party.
19.SUB-ADVISERS
At its own expense, the Adviser may carry out any of its obligations to the Trust and a Fund under this Agreement by employing, subject to the direction and control of the Board, one or more persons who are registered as investment advisers pursuant to the Advisers Act (“Sub-Adviser”). Each
Sub-Adviser’s employment to provide investment advisory services to a Fund will be evidenced by a separate written agreement between the Adviser and the Sub-Adviser approved by the Board and, if required by applicable law, by the shareholders of the Fund. The Adviser shall supervise and monitor the activities of each Sub-Adviser. The Adviser shall not be liable hereunder for any act or inaction of any Sub-Adviser except for the Sub-Adviser’s bad faith, willful misfeasance or negligence in the performance of or the reckless disregard of the Sub-Adviser’s duties or obligations under its sub-
advisory agreement with the Adviser. In addition, the Adviser shall be liable: (1) for its failure to exercise good faith in the employment of the Sub-Adviser; (2) for the Adviser’s failure to exercise appropriate supervision of the Sub-Adviser; and (3) as may be agreed by the Trust and the Adviser in writing.
20.LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY
The Trustees and officers of the Trust and the shareholders of a Fund shall not be personally liable for any obligations of the Trust or of any Fund under this Agreement, and the Adviser agrees that in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Fund to which the Adviser’s rights or claims relate in settlement of such rights or claims, and not to the Trustees of the Trust or the shareholders of any Fund.
21.MISCELLANEOUS
(a)This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.
(b)This Agreement may be executed by the parties hereto on a number of counterparts that, taken together, shall be deemed to constitute one and the same instrument.
(c)If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the
Agreement did not contain the particular part, term, or provision held to be illegal or invalid.
(d)The term “affiliated person ” shall have the meaning ascribed thereto by the 1940
Act.
(e)Sections 2(d), 2(h), 2(i), 6, 11, 12, 13, 14, 17 and 20, 21 shall survive termination of this Agreement.
Signature page follows

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day first set forth above.

MANAGED PORTFOLIO SERIES on behalf of the series listed on Schedule A

By:	/s/ Brian Wiedmeyer
President and Principal Executive Officer

TUTTLE CAPITAL MANAGEMENT, LLC

By:	/s/ Matthew Tuttle
Chief Executive Officer

SCHEDULE A
FUNDS AND FEES

Series of Managed Portfolio Series	Annual Fee Rate as % of Current Net Assets
Tuttle Capital Thematic ETF Tuttle Capital Gavin Baker Tracker ETF Tuttle Capital AI Inference ETF Tuttle Capital AI TokenMax ETF Tuttle Capital AI Substrate ETF Tuttle Capital AI Test Equipment ETF Tuttle Capital AI Capacitor ETF Tuttle Capital Robotic Perception ETF Tuttle Capital AI Thermal Management ETF Tuttle Capital AI Memory Wall ETF Tuttle Capital On-Device AI ETF Tuttle Capital AI DC Power Architecture ETF Tuttle Capital AI Network Fabric ETF Tuttle Capital AI Drug Discovery ETF Tuttle Capital Space Data Centers ETF Tuttle Capital Owned Intelligence ETF	0.75%